UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

    Date of Report (Date of Earliest Event Reported): October 3, 2007
                                                     -----------------

                    SIX DIAMOND RESORTS INTERNATIONAL
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

Cayman Islands                 000-52134                      N/A
---------------             ----------------          -------------------
(State or other             (Commission File           (I.R.S. Employer
jurisdiction of                  Number)              Identification No.)
incorporation)

                        c/o Nautilus Global Partners
                           700 Gemini, Suite 100
                             Houston, TX 77027
             -------------------------------------------------
             (Address of Principal Executive Offices/Zip Code)

                               (281) 488-3883
            ----------------------------------------------------
            (Registrant's telephone number, including area code)



       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))


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



      CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as "may", "can", "will", "should", "could", "expects", "hopes", "believes", "plans", "anticipates", "estimates", "predicts", "projects", "potential", "intends", "approximates" or the negative or other variation of such terms and other comparable expressions.

Forward-looking statements in this Current Report may include statements about:

* future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

*   capital requirements and the need for additional financing;

* our real property rights, a joint venture agreement and other development rights, and the rights of others, including actual or potential competitors;

*   our beliefs and opinions about our potential markets;

*   growth, expansion and acquisition and development strategies;

*   current and future economic and political conditions in Panama;

*   competition;

*   potential increase in demand for Panamanian real estate;

*   current and future global economic and political conditions;

* other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions. Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under "Risk Factors" and elsewhere in this Current Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of "penny stock". Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

                            EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" are to Six Diamond Resorts International, a Cayman Islands corporation, together with its wholly-owned subsidiary, Six Diamond Resorts International, S.A., a Panamanian corporation. Specific discussions or comments relating only to Six Diamond Resorts International will reference "Six Diamond," those relating only to Six Diamond Resorts International, S.A. will reference "SDRI."

Item 1.01   Entry into a Material Definitive Agreement.
            ------------------------------------------

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.


Item 2.01   Completion of Acquisition or Disposition of Assets.
            --------------------------------------------------

On October 3, 2007, Six Diamond completed the acquisition of SDRI ("SDRI") in a share exchange transaction (the "Exchange") pursuant to a Share Exchange Agreement dated as of August 15, 2007 (the "Exchange Agreement"), by and among Six Diamond, SDRI and each of the holders of the outstanding securities of SDRI (the "SDRI Shareholders"). Effective at the closing of the Exchange (i) SDRI became a wholly-owned subsidiary of Six Diamond and (ii) the SDRI Shareholders became Six Diamond shareholders.

Pursuant to the Exchange Agreement, each share of SDRI capital stock was exchanged for ordinary shares of Six Diamond ("Six Diamond Ordinary Shares"), $0.00320375 par value per share (for an aggregate of 9,742,000 Six Diamond Ordinary Shares). The Six Diamond Ordinary Shares issued in the Exchange were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

As a condition precedent to the consummation of the Exchange, Six Diamond sold in an initial closing (the "Initial Closing") of a private placement solely to accredited investors (the "Offering") of up to two hundred eighty (280) units (the "Units"), ninety-five (95) units (the "Units") at a purchase price of $50,001 per Unit for aggregate gross proceeds of $4,749,851. Each Unit consisted of 28,572 shares of Six Diamond Series 1 Convertible Preference Shares, par value $0.00320375 ("Series 1 Preference Shares"). Six Diamond issued an aggregate of 2,714,212 Series 1 Preference Shares in the Initial Closing of the Offering. The Series 1 Preference Shares sold in the Offering were issued pursuant to the exemption from registration provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

In connection with the Offering, Six Diamond paid to a placement agent (the "Placement Agent") (i) a fee equal to ten (10%) percent of the aggregate purchase price of the Units sold in the Offering (ii) a non-accountable expense of three (3%) percent of the aggregate purchase price of the Units sold in the Offering (iii) a financial consulting fee equal to one (1%) percent of the aggregate purchase price of the Units sold in the Offering (iv) and warrants (the "Agent Warrants") to purchase 5,714.40 Six Diamond Ordinary Shares for each whole Unit sold in the Offering. The Agent Warrants are exercisable for a five
(5) year period at a price per share equal to $1.75 per share.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a "shell" company, such as Six Diamond was immediately before the Exchange, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, this Current Report on Form 8-K includes substantially all of the information that would be included in a Form 10. Please note that unless indicated otherwise, the information provided below relates to us after the Exchange. Information relating to periods prior to the date of the Exchange only relates to the party specifically indicated.

                              The Company

General

       Prior to the Exchange, Six Diamond was a blank check development stage company with no material assets and/or operations. Six Diamond was organized under the laws of the Cayman Islands on March 10, 2006, and prior to the Exchange, Six Diamond had not engaged in any business activities that generate revenue and its operations have consisted solely of attempting to identify, investigate and conduct due diligence on potential businesses for acquisition. Six Diamond filed a registration statement on Form 10 with the Commission to register its Ordinary Shares under Section 12(g) of the Exchange Act and it files periodic reports with the Commission pursuant to the Exchange Act. Copies of such reports, along with Six Diamond's registration statement on Form 10 are available on the Commission's web site.
There is no trading market for the Ordinary Shares. In July 2007, Six Diamond shareholders approved a name change of Six Diamond from "Matador Acquisition Corporation" to "Six Diamond Resorts International." See "Risk Factors."

       SDRI was formed in March 2007, for the purpose of engaging in real estate development in the Republic of Panama. Upon completion of the Exchange, SDRI became a wholly-owned subsidiary of the Company and
the business of the Company became that of SDRI   The Company believes
that it will be able to provide a complete solution for the development, sales, and management of premier resort, vacation and retirement communities in Panama and intends to attempt to set itself apart from other Caribbean resorts in its approach to services and amenities. The Company believes the services and amenities it intends to offer will attract individuals to retire in Panama. The Company also believes that demand for tropical destinations that are safe, relatively inexpensive and well developed has increased dramatically and that the current economic, social, and political climates in Panama have the potential to provide a substantial advantage over other areas of Central America.

Proposed Business Plan

       The Company's currently proposed general business plan contemplates the Company developing a number of projects (each a "Project", and collectively, the "Projects") in Panama. The Company currently proposes to develop such Projects using for each, one of two business models. In the first model, the Company proposes to purchase, subject to available funding, land from the then current land owners and then attempt to develop the property. The Company will pay all costs and expenses in acquiring, developing and selling any such properties. The Company currently proposes to attempt to use this business model in connection with a Project that is referred to as the "Brenon Property" as described below. In the second model, the Company proposes to attempt to enter into joint ventures with the land owners, whereby it is currently contemplated that any such land owners would contribute the land to a joint venture and the Company will perform (and/or arrange for) all of the development activities and obtain all required funding necessary to develop and sell any such properties. It is currently contemplated that profits, if any, will be shared with the land owners on a predetermined ratio. It is currently proposed that Phase I and Phase II of Palacio del Mar (as described below) will be developed by the Joint Venture (as described below) pursuant to the JV Agreement (as described below) using this business model. See "Risk Factors."

       The Company currently proposes to be active in each phase of its development activities, from the acquisition of land to the design, architecture and construction of any developed properties it is able to acquire, or to develop through Joint Venture, to the eventual sale of units on the properties to the end user and ongoing management of the properties. Blair Korndorffer, the executive vice president of the Company, has substantial experience in the design and construction management of residential and commercial projects, and has worked with corporate, government, and private clients to design public spaces, health care, hospitality, assisted living, office and residential towers, industrial, specialty, and single family residential projects in the United States and in a number of foreign countries. James Bell, the chief operating and financial officer of the Company, is a seasoned entrepreneur who, among other items, worked for the Tramell Crow Company and has experience managing the acquisition disposition, land development, marketing, financial and sales aspects of land development projects. The Company also has, as its Executive Chairman, Frank DeLape, who has been an officer and/or director of a number of publicly traded companies. The Company currently proposes attempting to build a real estate team based in Panama with experience in selling properties in the Bocas Del Toro region.

Proposed Projects

	Palacio del Mar.   The Company currently intends that its first
        ---------------
development project will be Phase I ("Phase I") and Phase II ("Phase II") of Palacio del Mar (collectively, "Palacio del Mar"), which it currently intends to develop pursuant to a joint venture (the "Joint Venture") pursuant to which the owner of Palacio del Mar will contribute the raw land and the Company will, among other items, develop the property and provide and/or arrange for the development financing. The Company currently estimates that development costs of Phase I and Phase II of Palacio del Mar will be approximately $45 million and $50 million, respectively. The Company currently contemplates, however, that it will not build "spec" properties and then seek purchasers for such property, but rather sell to purchasers (depending on the particular project (a "Project") being developed by the Joint Venture) a condominium in various stages of construction and/or land with a contract to build a villa or house, which contract will require purchasers to make staged upfront payments. As a result, although no assurances can be given, the Company does not currently believe it will be required to obtain all of such estimated approximately $45 million and $50 million through additional third party financing to complete Phase I and Phase II of Palacio del Mar. The terms of the Joint Venture are set forth in the Joint Venture Agreement dated as of April 1, 2007 (the "JV Agreement"), by and between SDRI and Landbridge Holdings SA, a Panamanian company ("Landbridge"), pursuant to which, among other items, generally, Landbridge will contribute certain properties purchased by it (including Palacio del Mar) and the Company will, among other things, obtain the development and other required financing and design, sell and manage the construction process. The form of JV Agreement is attached as an exhibit to this Current Report on Form 8-K. Landbridge will receive payments from the Joint Venture based upon the fair market value ("FMV") of the property it contributes to the Joint Venture from the sale of each condominium, land lot, house or villa located on such contributed property, as provided in the JV Agreement. Landbridge is owned by Frank DeLape and one other person. Mr. DeLape is a control person of Six Diamond, SDRI and Landbridge and the Company and such other person is a control person of the Placement Agent, SDRI, Landbridge and the Company. See "Risk Factors"

       Phase I of Palacio del Mar.     Phase I of Palacio del Mar is a
       --------------------------
five (5)-acre site located on the Island of Colon in Panama. The JV Agreement currently contemplates that Phase I of Palacio del Mar will consist of three (3) four (4) story condominium buildings, one (1) three (3) story condominium building, one (1) six (6) story
condominium building.   The Company currently contemplates that each
building will have either a bayfront or beachfront view. The Company believes that if all such buildings are successfully built, such buildings will contain in the aggregate an estimated approximately 151 condominium units that will be available for sale. The Company contemplates that such proposed condominium units will range in size from efficiency to penthouse suites.

       Phase II of Palacio del Mar.  The Company also intends to develop
       ---------------------------
Phase II of Palacio del Mar ("Phase II"), which is located approximately one-half mile from Phase I of Palacio del Mar in what the Company believes is a more secluded beach cove setting than Phase
I. This site is approximately five (5) acres. The Company currently is contemplating attempting to build a condominium building that will eventually contain approximately one hundred forty-eight (148) condominium units ranging in size from efficiency units to ultra-luxurious penthouse suites. The property pursuant to which Phase II of Palacio del Mar contemplates developing is being purchased by Landbridge pursuant to a purchase agreement dated August 7, 2007 by and between Landbridge and the current owners of the Phase II of Palacio del Mar property, for approximately $1,200,000. To date, Landbridge has paid the current owners of the Phase II of Palacio del Mar property $650,000. The balance of the purchase price is payable by February 6, 2008. Landbridge will be paid by the Joint Venture the FMV for the property it contributed on which Phase II of Palacio del
Mar will be developed. Unlike Phase I, the Company currently intends for Phase II to offer a single mixed use building that is planned to house all of the condominium units. The Company believes that the estimated costs to develop Phase II of Palacio del Mar will be approximately $50 million. Similar to Phase I, the Company currently contemplates financing the majority of the development of Phase II of Palacio del Mar through staged payments received by the Joint Venture from the sale of to be built condominium units following completion of the proposed building that will contain such condominium units. The Company, however, currently contemplates that it will not begin proposed construction of the proposed building containing the proposed condominium units until and only if no less than (i) sixty-five (65%) percent of the proposed condominium units offered at Phase I of Palacio del Mar are sold, and (ii) a to be determined number of the unbuilt condominiums in Phase II of Palacio del Mar are sold.

	The Brenon Property.  Pursuant to several purchase agreements
        -------------------
(each a "Brenon Agreement" and collectively, the "Brenon Agreements")
         ----------------                         -----------------
with the various property owners (each a "Seller," and collectively,
                                          ------
the "Sellers") of an aggregate of approximately 575 acres of
     -------
development property located on mainland Panama outside of the town of Brenon (collectively, the "Brenon Property"), and SDRI, the Company
                           ---------------
has agreed to purchase the Brenon Property for approximately $ 1,725,000. The Company is currently pursuing the purchase of approximately 175 additional acres of development property for an estimated cost of approximately $500,000 to $750,000 which the Company currently contemplates will be included in the Brenon Property. No assurances can be given that the Company will be able to acquire such additional property or if it is able to acquire such additional property the terms thereof. To date, the Company has paid an aggregate of $512,000 as deposits for the purchase of these properties, thus reducing the amount owed on the Brenon Property to $1,213,000. SDRI's right to purchase the Brenon Property pursuant to the Brenon Agreement expires at various points between October 15 and December 15, 2007. The Company intends to use the proceeds from the Offering to complete the purchase of these properties prior to the expiration of the purchase rights. The Company believes it will need an estimated additional approximately $1,500,000 to develop the Brenon Property, which currently consists of raw land, to the point where it will be able to begin to sell land lots to fund further development of the Brenon Property. See "Risk Factors," "Business".

       If purchased, the Company currently contemplates attempting to develop this property into a retirement village. The Company currently contemplates purchasing, developing and selling this project by itself and not through the Joint Venture. The Brenon Property is located in a valley, surrounded by highlands, and has a river that runs the length of the property. The property is situated approximately 30 miles (on a straight line basis) from David and Boquete in the southwest region of Panama.

       Playa Diamante.   Pursuant to a purchase agreement, dated
       --------------
September 2006, by and between Landbridge and the sellers, Landbridge purchased approximately 200 acres of property in Panama located in the Archipelago of Bocas del Toro ("Playa"). Landbridge's purchase price for such property was approximately $4,000,000. Landbridge and SDRI were planning to develop this property under the name "Playa Diamante" pursuant to the Joint Venture on the terms set forth in the JV Agreement in separate phases. If all proposed phases of Playa were successfully developed, the Company currently contemplates that Playa would consist of approximately 200 acres of beach and resort communities on the Island of Isla Bastmentos. Following the acquisition of Playa by Landbridge, however, litigation was commenced against certain control persons of SDRI in Panama and Texas, claiming, among other items, that a third party had title to Playa and seeking damages. Although neither SDRI nor the Company is currently a named party to the litigation, the Company and/or SDRI, may in the future become a party to the litigation. SDRI, based upon consultation with its legal counsel in Panama and Texas, believes such lawsuits are without merit. The defendants in such actions are vigorously defending such lawsuits. In the event that such lawsuits are dismissed and the Company, SDRI and Landbridge believe Landbridge has clear title to Playa, of which no assurances can be given, the Company may reallocate a portion of the net proceeds from the Offering to develop Phase I of Playa. To date on behalf of defendants in such litigation, SDRI has spent funds defending such lawsuits from the net proceeds of the Bridge Offering and may spend additional funds from the net proceeds of the Offering. See "Risk Factors".

       If development of Phase I of Playa is able to proceed, of which no assurances can be given, the Company currently contemplates that Phase I of Playa will, if completed, consist of approximately thirty-six (36) high-end beachfront villas, twenty-nine (29) lakefront villas, and an eight story condominium building that would, as currently contemplated, consist of lakefront and beachfront condominiums. The Company currently contemplates that Phase I of Playa would also include one private six-acre island home for sale complete with personal hovercraft and helipad. The Company currently contemplates that expected prices for residences at Phase I of Playa will start under $400,000 for condos and villas will range from $450,000 to $8,000,000. The Company estimates that the cost to complete Phase I of Playa will be approximately $130 million. The Company, however, currently contemplates that the Joint Venture will not build "spec" units and then seek purchasers for such units, but rather sell to purchasers raw land on the property, with a contract to build a villa or house or a condominium unit in various stages of construction, which contract will require purchasers to make staged upfront payments based upon the completion of various phases of the particular purchased unit. As a result, the Company does not believe it will be required to obtain all of such $130 million from third party financing for the Joint Venture. In the event, however, the staged payments from any purchasers (together with any then available funds the Company may then have), do not cover the Joint Venture's costs and expenses, or for any other reason the Joint Venture requires additional financing, the Company will be required to obtain additional capital, which could be substantial. No assurances can be given that the Company will be able to obtain any such financing if required, or if it is able to obtain such financing, the terms thereof. See "Risk Factors".

The STC System

	The Company intends to attempt to use modular construction methods in constructing buildings on any properties it and/or the Joint Venture is able to acquire in connection with the development of any such properties. The Company calls such system the "STC" system. Using the STC system, the Company currently intends to construct building modules in a factory and then assemble the modules on any development site it performs development services for. The Company believes that buildings constructed using the STC system will have greater resistance to weather than buildings constructed using conventional methods. To implement such STC system, the Company is attempting to locate and acquire a suitable facility in Panama and then refurbish and equip such facility. No assurances can be given that the Company will be able to acquire and equip any such facility and/or the costs thereof. Failure to do so would result in increased costs and expenses to the Company, which could have a material adverse effect on the Company's proposed operations.

Employees

	As of October 3, 2007 SDRI had a total of thirteen (13) full-time employees and Six Diamond had two directors.
Competition

	The real estate development business is highly competitive and the Company expects that as vacationers and retirees discover Panama the competition to develop and sell properties will increase. The Company is aware of a number of larger development companies that are currently contemplating developments in the Panama region, including the Trump organization. Such competitors have greater financial and other resources and more extensive experience in the resort/retirement development business than Six Diamond. The Company also may compete to purchase land in the Panama region from individuals looking to "flip" such land, which would increase acquisition costs for the Joint Venture and the Company. The Company also may compete against local developers as well as Messrs. DeLape and other persons and Landbridge. See "Risk Factors".


            THE JOINT VENTURE AND THE JOINT VENTURE AGREEMENT

General

       The Joint Venture is governed by the JV Agreement. Landbridge and SDRI each own fifty (50%) percent of the Joint Venture. Unless earlier terminated (or extended for a reasonable period to complete projects not then completed), the Joint Venture will terminate on December 31, 2012.

	Pursuant to the terms of the JV Agreement, for each Project that the Joint Venture agrees to acquire and develop, generally, Landbridge will contribute the property to the Joint Venture and SDRI shall develop the applicable property in accordance with a proposed Business Plan (as defined below) for such particular property, including, but not limited to, funding and providing all architecture and design work, construction management, marketing and sales plans and any other work, papers, documents and other materials necessary to the development of the property. In addition, SDRI will be responsible for obtaining the necessary funding to finance the development of the particular Project on the terms set forth in such Project's Business Plan.

       For each Project covered by the JV Agreement, SDRI and Landbridge shall assemble a business plan (a "Business Plan") covering, among other items, the development, terms, projected costs, expenses, profits and losses and setting critical target dates for completion of milestones for each such Project (the "Critical Targets"). The Joint Venture's Board of Directors (the "JV Board") shall prepare and submit to the parties a budget for each Project which will be included in each Business Plan. To date, no Business Plan has been assembled for any Project.

       The Projects currently included in the JV Agreement include Phase I and Phase II of Palacio del Mar. Although such Projects are currently contemplated to be acquired and developed by the JV
Agreement, no assurances can be given that SDRI will elect to and/or have the available resources to, develop one or more Projects and/or that Landbridge will contribute one or more of such properties to the Joint Venture for any such Projects. Phase I and Phase II of Playa are also included, but will not be acquired and/or development commenced until litigation with regard to such property described elsewhere herein is satisfactorily completed. See "Risk Factors".

Operations of the Joint Venture

	The Joint Venture shall be governed by the JV Board, which shall initially consist of at least three (3) directors. Each of Landbridge and SDRI shall have the right to appoint one (1) director to the JV Board and the third director shall be appointed jointly by Landbridge and SDRI. The JV Board shall have the complete authority to manage the business and affairs of the Joint Venture, including the power to appoint the Joint Venture's officers.

	The JV Board may take action at a meeting (either telephonically or in person) or through written consent. A quorum for a JV Board meeting shall consist of no less than a majority of the Directors of the JV Board and action requires at least a majority of a quorum.
Action by written consent may only be taken by unanimous written consent of the JV Board. The JV Board is required to meet once every three (3) months.

The Joint Venture Board

	The JV Board shall initially consist of three (3) members as follows:


    Name of JV Board Director                Age  Other Joint Venture Positions Held
    -------------------------                ---  ----------------------------------
    James William Bell (SDRI appointee)      50   Chief Executive Officer
    Richard Kiibler (Landbridge appointee)   35   -----
    Robert Sagarino                          48   Secretary

       Messrs. Bell, and Kiibler are officers and/or directors of SDRI and together with Mr. Sagarino will become officers and/or directors of the Company following the Exchange. For a description of each such person's background and positions with SDRI and the Company following the Exchange, see "Directors and Executive Officers".

Return of Landbridge Property Contributions

       Generally, pursuant to the JV Agreement, for each Project undertaken by the Joint Venture, Landbridge shall be entitled to receive the FMV of the property it contributes for a Project. The FMV for a property shall be determined by three (3) independent appraisers, of which one (1) is appointed by each of Landbridge and SDRI, respectively, and the third is appointed by mutual agreement of the Landbridge and SDRI appointed appraisers. If the Landbridge and SDRI appraisers cannot find or agree on a third appraiser, the Landbridge and SDRI appointed appraisers shall determine the FMV of such property. The FMV of a property is determined by the average of the high and low of all appraisals submitted. If, however, one or more of such appraisals is thirty (30%) greater or lesser than the average of all the appraisals submitted for such property, then the FVM is determined by a majority vote of the JV Board.

	After determination of the FMV for a particular property then pursuant to the JV Agreement, the Joint Venture shall pay to Landbridge fifty (50%) percent of the Profits (as defined in the JV Agreement) from each sale of a particular condominium, land lots, villa and/or house, until Landbridge receives aggregate payments equal to the determined FMV of the property contributed to the Joint Venture for the particular Project. Such payments shall be aggregated and due and payable from the Joint Venture to Landbridge and paid quarterly. In the event SDRI is able to secure project financing of no less than $10 million for a particular Project, then the Joint Venture shall pay to Landbridge fifty (50%) percent of the FMV of the particular property contributed to the Joint Venture by Landbridge from such project financing proceeds, but in no event shall the aggregate payments from a project financing and sales of condominium units, land lots, villas or houses exceed the FMV of a particular property.

Distribution of Profits

       Following Landbridge receiving aggregate payments equal to the FMV of the particular property it contributed to the Joint Venture, pursuant to the JV Agreement all funds of the Joint Venture available for distribution relating to such particular Project shall thereafter be distributed, first to SDRI, until SDRI receives repayment of all funds contributed to the Joint Venture relating to such Project (including, but not limited to, loans, services, technical information, documents, studies and related items), then to Landbridge and SDRI in accordance with their respective ownership interest in the Joint Venture, which initially is fifty (50%) percent each.

Other Provisions

	It is currently contemplated that SDRI shall also receive for each Project undertaken by the Joint Venture, a fee equal to (i) two (2%) percent of the aggregate construction costs paid to develop each Project; (ii) four (4%) percent of the aggregate architectural costs paid to develop each Project; and (iii) six (6%) of the aggregate retail sales price of condominiums, houses, villas, land lots and related items for each Project if such sales are made through the contemplated property sales division of SDRI. It is contemplated currently that all such fees shall be paid as and when interim architectural and construction payments are made to the provider of such services by the Joint Venture and when the Joint Venture receives payments for sales of properties arranged by SDRI. Such arrangements shall be documented pursuant to written agreements between the Joint Venture and SDRI to be prepared and entered into at a future date.
The terms and provisions of each such proposed agreement may change and/or may include additional provisions, including for compensation and indemnification, then that set forth above.

	Pursuant to the terms of the JV Agreement, as a result of SDRI deferring expenses and costs of acquiring the following properties as a result of Landbridge acquiring such properties, SDRI shall pay to Landbridge (i) $150,000 for Landbridge acquiring Phase I of Playa, and
(ii) $100,000 for Landbridge acquiring Phase I of Palacio del Mar. Such payments were due to Landbridge upon the parties' execution of the JV Agreement and will be paid from the net proceeds of the Offering. Pursuant to the JV Agreement, SDRI also shall pay to Landbridge $150,000 at such time as SDRI begins to "actively market and promote" Phase II of Palacio del Mar.

	The JV Agreement also provides that (i) for each Project developed by the Joint Venture, Landbridge shall have the right to purchase six (6) units on the property for each such Project (i.e., condominium units and/or land lots depending upon the Project), at a purchase price equal to six (6%) percent above each such units' construction cost, and (ii) prior to the date construction for Phase I of Playa commences, Landbridge shall have the right to sell all or any portion of the Playa property and receive one hundred (100%) percent of the revenues from such sale.

Financial Statements; Books and Records.

       The Joint Venture shall provide to each of SDRI and Landbridge the following financial statements: (i) audited balance sheet, profit and loss and cash flow statements, together with an auditor's report for each year ending December 31st, commencing with December 31, 2007, which audited financial statements shall be delivered to the parties no later than March 10th of the year following such year, and (ii) unaudited balance sheet and profit and loss and cash flow statements, certified by the Joint Venture's chief Executive Officer and Chief Financial Officer, as being true and correct for each month and each quarter of the Joint Venture. All such financial statements shall be prepared in accordance with US GAAP. The Joint Venture's year end shall be December 31st of each year.

Termination Provisions

	Under the terms of the JV Agreement, the Joint Venture may be terminated by either Landbridge or SDRI, on ninety (90) days' prior written notice, if the Joint Venture fails to achieve a Critical
Target on a proposed project and such failure was not the result of a breach of the JV Agreement by either of the parties. In addition, in the event that either of the parties to the JV Agreement is in default, the other, non-defaulting party, will have the right to terminate the Joint Venture by providing 90 days' prior written notice to the defaulting party. Such notice shall specify whether the non-defaulting party has elected to (i) dissolve the Joint Venture, (ii) purchase the defaulting party's interest, or (iii) sell its interest to the defaulting party. Events of default under the JV Agreement include, among other things, a default by a party of its material covenants under the JV Agreement, a breach of a representation or warranty, the dissolution or bankruptcy of a party or a change of control of a party or the failure to make additional contributions when required.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS

General

We are a development stage company formed solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market, that is seeking the advantages of being a publicly held corporation whose stock mayeventually be traded on a major United States stock exchange. On October 3, 2007, Six Diamond completed the acquisition of Six Diamond Resorts International, S.A., a Panamanian company ("SDRI") in a share exchange transaction (the "Exchange") pursuant to a Share Exchange Agreement dated as of August 15, 2007 (the "Exchange Agreement"), by and among Six Diamond, SDRI and each of the holders of the outstanding securities of SDRI (the "SDRI Shareholders"). Effective at the closing of the Exchange (i) SDRI became a wholly-owned subsidiary of Six Diamond and (ii) the SDRI Shareholders became Six Diamond shareholders.

Plan of Operation

Prior to the Exchange, we had not engaged in any business activities that generate revenue and our activities prior to the Exchange had been primarily focused upon our formation and raising capital.
Subsequent to the Exchange, our business became that of SDRI.

Comparison of the six months ending June 30, 2007 and 2006

Because we had no business operations, we have not had any revenues during the six months ended June 30, 2007 or June 30, 2006. Total expenses for the six months ended June 30, 2007 were $4,232, compared with $13,665 for the six months ended June 30, 2006. The decrease is primarily related to non-recurring expenses related to the formation of the Company during 2006. The expenses incurred for 2007 primarily constituted professional and filing fees.

Comparison of the three months ending June 30, 2007 and 2006

Because we had no business operations, we have not had any revenues during the three months ended June 30, 2007 or June 30, 2006. Total expenses for the six months ended June 30, 2007 were $1,182, compared with $13,665 for the six months ended June 30, 2006. The decrease is primarily related to non-recurring expenses related to the formation of the Company during 2006. The expenses incurred for 2007 primarily constituted professional and filing fees.

Financial Liquidity and Capital Resources

As of June 30, 2007, we had current liabilities of $7,108 to a related party and $3,990 to unrelated parties. In connection with the Initial Closing of the Offering, we received gross proceeds of $4.7 million.
Of that amount we have used approximately $2.0 million to repay principal and accrued interest of the outstanding indebtedness of SDRI. In addition, in connection with the Initial Closing of the Offering, we incurred expenses of $0.2 million in legal fees to various attorneys and we paid to Placement Agent in the offering a cash fee of $0.7 million. The balance of $1.8 million will be used for working capital.

We expect that the remaining proceeds from the Initial Closing of the Offering and cash flows from operations will be sufficient to pay our other existing obligations and obligations as they arise for four months. However, we require additional working capital to expand our business. In the event we are not able to increase working capital, we may not be able to expand our business.

Contractual Obligations

Not applicable.

Off Balance Sheet Arrangements

Not applicable.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the audited financial statements of SDRI. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

                              RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose all of your investment.


       Risks Related to the Company and Our Proposed Business

Conflicts of Interest

       Conflicts of interest exist for the two (2) control persons of SDRI. The control person of the Placement Agent is also a control person of SDRI, Landbridge, and, following the Offering, the Company. Frank DeLape is a control person of Six Diamond, SDRI, Landbridge and, following the Offering, the Company. Landbridge owns various properties in Panama and Landbridge and SDRI are the two (2) parties to the Joint Venture pursuant to the JV Agreement. Under the terms of the JV Agreement, among other items, SDRI will receive the right to develop certain properties that Landbridge elects to contribute to the Joint Venture in Panama (including, but not limited to, Palacio del
Mar), which if such right is exercised by SDRI, Landbridge will contribute the properties to the Joint Venture and SDRI will, among other items, arrange the financing for developing such properties and will develop the contributed properties. Landbridge and SDRI each own fifty (50%) percent of the Joint Venture. In exchange for contributing the properties to the Joint Venture, Landbridge will, among other items, receive payments from the Joint Venture equal to the FMV of each such contributed property as determined pursuant to the JV Agreement prior to SDRI receiving any payments. The Company currently believes that the FMV of each such property as a result of what the Company believes is increased demand for property in Panama since Landbridge acquired such properties, will likely be in excess of the purchase price paid by Landbridge for any such property. The funds to be paid by the Joint Venture to Landbridge for a particular property contributed to the Joint Venture will be made from each payment received by the Joint Venture from the sale of each condominium unit (which may be at any number of stages of completion when sold or may be sold as a pre-construction unit or sold as a finished unit), land lot, house, villa and/or other property located on such particular property, in an amount equal to fifty (50%) percent of (i) each staged payment made by the purchaser of any such property unit, and (ii) if the Joint Venture is able to obtain project financing on a particular Joint Venture project in excess of $10,000,000, then up to 50% of such project financing, but not in excess of such properties' FMV. The JV Agreement also provides additional payments, rights and benefits to Landbridge. For a more detailed description of the JV Agreement and the payments, rights and benefits Landbridge will receive pursuant to the JV Agreement, see
"The Joint Venture and the Joint Venture Agreement" and "Certain Relationships and Related Transactions." Following the Exchange, Mr. DeLape beneficially owns approximately 3,312,135 Ordinary Shares of Six Diamond. Such amount, however, excludes certain Ordinary Shares issuable upon stock options to be granted to Mr. DeLape pursuant to his employment agreement. Following the Exchange and related transactions such 3,312,135 Ordinary Shares equaled beneficial ownership of approximately 25.8% of the Ordinary Shares assuming conversion of the Series 1 Preference Shares into Ordinary Shares. Mr. DeLape has entered into an employment agreement with the Company pursuant to which he will be the Company's Executive Chairman. See "Directors and Executive Officers". In addition, the control person of the Placement Agent, received compensation from the sale of the Units in the Offering as described herein, and such control person beneficially owns 3,000,000 Ordinary Shares, equaling approximately 23.3% of the Ordinary Shares assuming conversion of the Series 1 Preference Shares into Ordinary Shares. Accordingly, following the Exchange and the Offering, the control person of the Placement Agent and Mr. DeLape each have substantial control over the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions." To date, the control person of the Placement Agent and entities controlled by Mr. DeLape have loaned (the "Insider Loans") approximately $1.3 million in the aggregate ($256,000 each), to SDRI, of which $512,000 was used by SDRI as a non-refundable down payment on the Brenon Property which SDRI intends to acquire pursuant to the Brenon Agreement, and the remaining loans were used by SDRI for working capital and general corporate purposes. Of the $1.3 million loaned by the control person of the Placement Agent and Mr. DeLape to date $262,000 was obligated to be repaid from the net proceeds of the Offering. The control person of the Placement Agent and/or Mr. DeLape may lend additional funds to SDRI which will be repaid from the net proceeds of the Offering. SDRI is also obligated to make a $250,000 payment to Landbridge from the net proceeds of the Offering as compensation for purchasing certain properties currently contemplated to be contributed to the Joint Venture, which as a result SDRI did not have to purchase (the
"$250,000 Landbridge Payment"). In addition to the other conflicts set forth herein, Landbridge, the control person of the Placement
Agent and Mr. DeLape may, pursuant to the JV Agreement, compete directly with the Company by, among other items, purchasing and/or selling available land for their own benefit, rather than giving the Company the opportunity to purchase and/or bid on the land and/or purchasing land and developing the land either themselves or through a third party developer without giving the Company the right to develop the property pursuant to the JV Agreement. Landbridge currently owns certain properties in Panama which it does not currently intend to contribute to the Joint Venture. If SDRI fails to purchase the Brenon Property within the time set forth in the Brenon Agreement, Landbridge may purchase such property and either sell and/or develop it. Landbridge will not be obligated in such case to offer SDRI and/or the Company the right to purchase such property and/or contribute the Brenon Property to the Joint Venture. See "Business," "Directors and Executive Officers," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."


The Company and its wholly owned subsidiary SDRI are development-stage, start-up companies with no operating history, which makes it difficult to evaluate our existing business and business prospects and increases the risk that the value of any investment in the Company will decline; Substantial current liabilities; Limited available funds.

	Six Diamond was founded in 2006 and SDRI was founded in 2007. Neither Six Diamond nor SDRI has any operating history. Six Diamond and SDRI have only limited assets and is wholly dependant on the proceeds from the Offering to begin to implement its business plan.
Six Diamond and SDRI have no revenue and will not be able to generate revenue unless and until SDRI starts to generate revenue through the Joint Venture. Because the market for development in Panama is relatively new, uncertain and evolving, and because neither Six
Diamond nor SDRI have any operating experience, it is difficult to assess or predict with assurance whether we will be able to successfully develop any of the potential properties. There can be no assurance that even if we obtain sufficient capital, of which no assurances can be given, to fund our current plans as discussed herein, that we will ever successfully develop any property or that if developed, individuals and/or others will purchase any of the properties (or units thereon) or that we will ever become profitable.


Repayment of the Bridge Notes, Insider Loans and the $250,000
Landbridge Payment; Reduction of Available Net Proceeds

	SDRI has $1,950,000 aggregate principal amount of Bridge Notes issued and outstanding, and an aggregate of $29,593 of accrued but unpaid interest on such Bridge Notes as of June 2007, and these amounts were either paid in full or converted into Series 1 Preference Shares at the Initial Closing. SDRI owes Mr. DeLape, entities affiliated with Mr. DeLape, and the control person of the Placement Agent $440,000, $275,000 and $590,000 respectively, of Insider Loans ($512,000 in the aggregate), excluding accrued but unpaid interest. $137,000 payable to Mr. DeLape and $125,000 payable to the control person of the Placement Agent pursuant to the Insider Loans were
obligated to be paid from the net proceeds of the Offering.    As a
result, the Company's net proceeds were reduced by such amounts.


Possible need for substantial additional capital.

	We currently believe that the cost to develop Phase I and II of Palacio del Mar, will be an estimated approximately $45 million and $50 million, respectively. Although the Company believes that it will be able to obtain a portion of such funds from staged payments from purchasers of units proposed to be built on Palacio del Mar, and, therefore, does not anticipate having to obtain all of such $45 million and $50 million, through additional third party financing, in the event that that the anticipated staged payments from unit purchasers (together with any available funds the Company may then have), are not sufficient to cover the Company's costs and expenses, or for any other current and/or future reason the Company requires additional financing, the Company will be required to obtain additional capital, which could be substantial. No assurances can be given that the Company will be able to obtain any such financing if, and, when, required, or if it is able to obtain such financing, the terms thereof. The failure to obtain substantial additional funds when and if needed will result in investors losing their entire investment. In addition to the remaining approximately $1,463,000 purchase price required to purchase the Brenon Property, we currently believe it will cost an estimated approximately additional $1,500,000 to be in a position to effectuate initial sales of units built and/or under construction (whether condominiums, villas, houses and/or land lots) located on the Brenon Property and substantial additional funds to complete the proposed development of the Brenon Property. We will also have other foreseen (and possible unforeseen) costs and expenses in connection with our proposed business. Without raising additional funds, the Company believes it will only be able to continue its proposed operations for an estimated sixty (60) days and will not be able to acquire the Brenon Property. The failure of SDRI to obtain to obtain the required capital when and in the amounts needed as determined by the Joint Venture would result in SDRI being in default of the JV Agreement, which would have a material adverse effect on SDRI and the Company.


Obligations In connection With the Proposed Business Plans and JV
Agreement.

	For each Project to be developed by the Joint Venture, the Joint Venture, Landbridge and SDRI, in accordance with the JV Agreement, will prepare a business plan, including, among other items, estimated projected costs, payments and profits. No such business plans have been prepared. However, each such proposed business plan may result in additional obligations and payments for SDRI, certain of which may be material, but cannot be determined as of the date hereof. No assurances can be given as to the final terms of any such proposed business plan and/or whether SDRI will be able to meet all of its foreseen and/or unforeseen obligations under each such proposed business plan, as well as the JV Agreement itself. The failure to meet such obligations would in all likelihood result in a breach by SDRI of any such proposed business plan and/or the JV Agreement, which would have a material adverse effect on SDRI and the Company.


If the Company is a controlled foreign corporation, you may be subject to certain adverse U.S. federal income tax consequences.

       Under Section 951(a) of the Internal Revenue Code (the "Code"), each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if no income is actually distributed to the "United States shareholder." In addition, gain on the sale of stock in a CFC realized by a "United States shareholder" is treated as ordinary income, potentially eligible for the reduced tax rate applicable to certain dividends, to the extent of such shareholder's proportionate share of the CFC's undistributed earnings and profits accumulated during such shareholder's holding period for the stock. Section 951(b) of the Code defines a "United States shareholder" as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of the foreign corporation's stock. Although the Company following the Offering does not expect to be a CFC, there can be no assurance that the Company will not become a CFC in the future. If the Company is treated as a CFC, the Company's status as a CFC should have no adverse effect on any shareholder of the Company that is not a "United States shareholder."


Passive Foreign Investment Company Considerations

	Special adverse U.S. federal income tax rules apply to U.S. holders of equity interests in a non-U.S. corporation classified as a "passive foreign investment company" ("PFIC"). These rules apply to direct and indirect distributions received by U.S. shareholders with respect to, and direct and indirect sales, exchanges and other dispositions, including pledges, of shares of stock of, a PFIC. A foreign corporation will be treated as a PFIC for any taxable year if at least 75% of its gross income (including a pro rata share of the gross income of any company in which the Company is considered to own twenty five (25) percent or more of the shares by value) for the taxable year is passive income or at least 50% of its gross assets (including a pro rata share of the assets of any company of which the Company is considered to own twenty five (25) percent or more of the shares by value) during the taxable year, based on a quarterly average of the assets by value, produce, or are held for the production of, passive income.

	The Company believes that it will not be a PFIC for its current taxable year and does not anticipate becoming a PFIC in future taxable years. A foreign corporation's status as a PFIC, however, is a factual determination that is made annually, and thus may be subject to change. If the Company were a PFIC in any taxable year, each U.S. holder, in the absence of an election by such holder to treat the Company as a "qualified electing fund" (a "QEF Election") would, upon certain distributions by the Company or upon disposition of the Equity Shares (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at a gain, be liable to pay U.S. federal income tax at the highest tax rate on ordinary income in effect for each period to which the income is allocated plus interest on the tax, as if the distribution or gain and deem recognized ratably over the U.S.
holder's holding period for the Equity Shares while the Company was a PFIC. Additionally, the Equity Shares of a decedent U.S. holder who failed to make a QEF Election will generally be denied the normally available step-up of the tax basis for such Equity Shares to fair market value at the date of death and, instead, would have a tax basis equal to the decedent's tax basis, if lower, in the Equity Shares.
U.S. holders should consult their tax advisers on the consequences of an investment in Equity Shares if the Company were treated as a PFIC.


If Landbridge does not pay the remaining $550,000 required to purchase the Phase II of Palacio del Mar property, Phase II Palacio del Mar may not be developed by the Joint Venture.

       The land which Phase II of Palacio del Mar is currently contemplated to be built upon was purchased in August 2007 by Landbridge for a purchase price of $1,200,000, of which $650,000 was paid in August 2007 and the remaining $550,000 is payable by February 6, 2008. In the event Landbridge does not pay the remaining $550,000, the property will not be developed by the Joint Venture, and as a result the financial condition and results of our operations would be adversely affected.


Playa Diamante, a property Landbridge and SDRI intended that Landbridge would contribute to the Joint Venture for development by SDRI is the subject of litigation and Landbridge will not contribute such property to the Joint Venture for development until such time, if ever, as the litigation is resolved.

	One of the properties that SDRI and Landbridge intended that Landbridge would contribute to the Joint Venture is Playa Diamante.
It was intended that Landbridge would contribute Playa Diamante to the Joint Venture and SDRI would obtain the development financing and develop the property as set forth in the JV Agreement. Certain third parties, however, have challenged Landbridge's ownership of Playa Diamante and are seeking damages from its ownership claim to such Property. The matter is currently in litigation in Panamanian courts. Although Landbridge believes that it will prevail in such litigation, there can be no assurance that the courts will decide the matter in Landbridge's favor. Accordingly, Landbridge will not contribute the property representing Phase I and/or Phase II of Playa to the Joint Venture for development until the matter is satisfied in Landbridge's favor and if Landbridge is not granted clear title to the property and other related issues are not resolved, the land will not be developed under the Joint Venture. To date, SDRI has expended certain funds from the Bridge Financing (as defined below) to fund this litigation (and another similar litigation against one or more principles of Landbridge) and may use additional funds from the net proceeds of the Offering to fund the cost of such ongoing litigation.


Ability to successfully execute development strategies

       The real estate development business is subject to substantial risks. These risks include, but are not limited to, availability and timely receipt of zoning and other regulatory approvals, local laws, the cost and timely completion of construction (including risks from factors beyond our control, such as weather or labor conditions or material shortages), and the ability to obtain both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent the start and/or the completion of development activities once undertaken.


We intend to engage in real estate activities which are speculative and involve a high degree of risk.

       The real estate industry is highly cyclical by nature and future market conditions are uncertain. This is especially true in developing countries. Factors beyond our control can affect the development and value of properties. Factors which could adversely affect the real estate and homebuilding industries, many of which will be beyond our control, include, but are not limited to:

*    the availability and cost of financing;
*    unfavorable interest rates and increases in inflation;
*    overbuilding or decreases in demand;
* changes in the general availability of land and competition for available land;
* construction defects and warranty claims arising in the ordinary course of business or otherwise, including mold related property damage and bodily injury claims and homeowner and homeowners' association lawsuits;
*    changes in national, regional and local economic conditions;
* cost overruns, inclement weather, and labor and material shortages;
* the impact of present or future environmental legislation, zoning laws and other regulations;
* availability, delays and costs associated with obtaining permits, approvals or licenses necessary to develop property;
*    increases in real estate taxes and other local government fees;
     and
*    local law.


Investment in property development may not be profitable or may be less profitable than we anticipate.

       The Company is a newly-formed entity intending to be engaged in the development and construction of tourist and retirement destinations. Risks associated with our development and construction activities include, but are not limited to, the following:

*    abandonment of development opportunities;
* construction costs of a project may exceed our original estimates for reasons including raises in interest rates, or increases in the costs of materials and labor, making a project unprofitable;
* purchases of developed properties may fluctuate depending on a number of factors, including market and economic conditions and a corresponding lower return on our investment;
* pre-construction buyers may default on their purchase contracts or units in new buildings may remain unsold upon completion of construction;
* the unavailability of favorable financing alternatives in the private and public debt markets; and
* we may be unable to obtain, or may face delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, or we may be affected by building moratoria and anti-growth legislation.


We may experience shortages of building supplies and labor, resulting mainly from circumstances beyond our control, which could cause delays and increase costs of developing our project, which may adversely affect our operating results.

	Our ability to develop our projects may be affected by circumstances beyond our control, including:

*    shortages or increases in prices of construction materials;
*    natural disasters in the areas in which we operate;
* work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers;
* lack of availability of adequate utility infrastructure and services; and
* our need to rely on local subcontractors who may not be adequately capitalized or insured.

 	Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, developing one or more of our projects. We anticipate competing with other real estate developers in Panama for labor as well as raw materials, who may be better financed than us. Continued strength in the homebuilding industry and the commercial and condominium construction markets, as well as increases in fuel and commodity prices have resulted in significantly higher prices of most building materials, including lumber, drywall, steel, concrete, roofing materials, pipe and asphalt.

In addition, local materials suppliers may limit the allocation of their products to their customers, which slow our production process and forces us to obtain those materials from other suppliers.
Changes in local, regional, and national economic conditions could adversely affect our business.

       The real estate development industry is cyclical in nature and is particularly vulnerable to shifts in local, regional, and national economic conditions outside of our control, such as:

*    short and long-term interest rates;
*    housing demand;
*    population growth;
*    employment levels and job growth; and
*    property taxes.

       The real estate business is subject to a number of economic factors including the impact of rising and falling interest rates, which can affect the ability of purchasers to obtain financing, and population growth, which impacts supply and demand for vacation homes, as well as goods and services; and hence, land to meet those needs.

       Any decline in the regional or national economies of Panama, the United States and other areas could adversely impact our business.


Natural disasters could have an adverse effect on our real estate operations.

       Panama is subject to the risks of natural disasters such as tropical storms, floods, droughts, fires, and other environmental conditions can adversely affect our business. These natural disasters could have a material adverse effect on our proposed business by, among other items, causing the incurrence of uninsured losses, delays in construction, and shortages and increased costs of labor and building materials.

       In addition to property damage, natural disasters may cause disruptions to our proposed business operations. Approaching storms require that sales, development and construction operations be suspended in favor of storm preparation activities such as securing construction materials and equipment. After a storm has passed, construction-related resources such as sub-contracted labor and building materials are likely to be redeployed to hurricane recovery efforts. Governmental permitting and inspection activities may similarly be focused primarily on returning displaced residents to homes damaged by the storms, rather than on new construction activity. Depending on the severity of the damage caused by the storms, disruptions could last for several months.

Unforeseen global events could adversely impact us.

       The SARS epidemic in the spring of 2003 adversely impacted the international travel industry. Other such events of a global nature could also adversely impact discretionary travel and second home purchases, upon which our proposed operations will be highly dependent, which would have a material adverse impact on our results of operations.


Because our business depends on the acquisition of new land, the unavailability of land could reduce our revenues or negatively impact our results of operations.

       Our proposed operations will be highly dependent on our ability to acquire land for development at reasonable prices. We will compete for available land with other homebuilders and/or developers that will possess significantly greater financial, marketing and other resources. We could also compete against Landbridge for any such property. This competition may ultimately reduce the amount of land available as well as increase the bargaining position of property owners seeking to sell. Changes in the general availability of land, competition for available land, availability of financing to acquire land, zoning regulations that limit density and other market conditions may hurt our ability to obtain land. If land appropriate for development becomes less available, the cost of land could increase, and our proposed business, financial condition and results of operations would be adversely affected.

Because real estate investments may be illiquid, a decline in the real estate market or in the economy in general could adversely impact our business.

       Real estate investments may be illiquid. Companies that invest in real estate have a limited ability to vary their portfolio of real estate investments in response to changes in economic and other conditions. In addition, the market value of any properties or investments we acquire in the future may decrease. Moreover, we may not be able to timely dispose of any investment when we find dispositions advantageous or necessary, and any such dispositions may not provide proceeds in excess of the amount of our investment in the property or even in excess of the amount of any indebtedness incurred to acquire the property. Declines in real estate values or in the economy generally would have a material adverse impact on us.


Our ability to successfully develop commercial and residential projects could affect our financial condition.

       Assuming we are able to develop the Brenon Property, Phase I of Palacio del Mar and/or any other property, it may take several years, if ever, for any such development to achieve positive cash flow. Before any such property generates any revenues, material expenditures are required to acquire land, to obtain development approvals and to construct significant portions of project infrastructure, amenities, homes and/or unit buildings and sales facilities. If we are unable to acquire, develop and/or successfully sell any such property and to generate positive cash flows from these operations in a timely manner, it will have a material adverse effect on the Company's ability to meet our working capital requirements.


Our ability to sell any projects that we develop in the future, and, accordingly, our future operating results, will be affected by the availability of financing to potential purchasers.

       Most purchasers of real estate finance their acquisitions through third-party mortgage financing. Real estate demand is generally adversely affected by:

*    increases in interest rates;
*    decreases in the availability of mortgage financing;
*    increasing real estate costs; and
*    unemployment,

       Increases in interest rates or decreases in the availability of mortgage financing could depress the market for real estate because of the increased monthly mortgage costs or the unavailability of financing to potential buyers. If demand for commercial and/or residential real estate declines, any land we and/or the Joint Venture acquire remaining in our inventory longer and our corresponding borrowing costs would increase. This could adversely affect our operating results and financial condition.


Product liability litigation and claims that may arise in the ordinary course of our proposed business may be costly or negatively impact sales, which could adversely affect our proposed business.

       Our proposed development business is subject to construction defect and product liability claims arising in the ordinary course of business. These claims are ordinary in the homebuilding and commercial real estate industries and can be costly. Among the claims for which developers and builders have financial exposure are mold-related property damage and bodily injury claims. Damages awarded under these suits may include the costs of remediation, loss of property and health-related bodily injury. In response to increased litigation, insurance underwriters have attempted to limit their risk by excluding coverage for certain claims associated with pollution and product and workmanship defects. As a consequence, some or all of the financial risk associated with mold claims may be the sole obligation of the insured party. As a proposed developer, we may be at risk of loss for mold-related property and bodily injury claims in amounts that exceed available limits on our comprehensive general liability policies. In addition, the costs of insuring against construction defect and product liability claims, if applicable, are high and the amount of coverage offered by insurance companies is also currently limited. There can be no assurance we will be able to obtain insurance or if obtained, that the coverage will not be restricted and become more costly. If we are not able to obtain adequate insurance, we may experience losses that could negatively impact our proposed business.

Acquired properties may subject us to unknown liabilities.

       Properties that we and/or the Joint Venture may acquire may be subject to unknown liabilities for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon, among other items, ownership and/or of an acquired property, we might be required to pay significant sums to settle or lose the rights to the property, which would adversely affect our proposed business. Unknown liabilities relating to acquired properties could include:

* liabilities for clean-up of undisclosed environmental contamination;
* law reforms and governmental regulations (such as those governing usage, zoning and real property taxes);
*    liabilities incurred in the ordinary course of business; and
*    clouds on title.


Some of the land we may purchase may not be zoned for development purposes, and we may be unable to obtain, or may face delays in obtaining the necessary zoning and other permits.

       We and/or the Joint Venture may acquire several plots of land which are not zoned for development purposes or for the type of developments we propose. No assurances can be given that we will be successful in attempting to rezone land and to obtain all necessary permits and authorization, or that rezoning efforts and permit requests will not be unreasonably delayed. Moreover, we could be affected by building moratoria and anti-growth legislation if adopted in Panama. If we are unable to obtain all of the governmental permits and authorizations we need to develop future projects as planned, we may be forced to make unwanted modifications to such projects or abandon them altogether.


We are subject to governmental regulations that may limit our operations, increase our expenses or subject us to liability.

       We may be subject to Panamanian laws, ordinances and regulations concerning, among other things:

* environmental matters, including the presence of hazardous or toxic substances;
*    wetland preservation;
*    health and safety;
*    zoning, land use and other entitlements;
*    building design, and
*    density levels.

       In developing any project, we may be required to obtain the approval of numerous Panamanian governmental authorities regulating matters such as:

* installation of utility services such as gas, electric, water and waste disposal;
*    the dedication of acreage for open space, parks and schools;
*    permitted land uses, and
*    the construction design, methods and materials used.

       We may also at times not be in compliance with all regulatory requirements. If we are not in compliance with regulatory requirements, we may be subject to penalties or we may be forced to incur significant expenses to cure any noncompliance. In addition, some of our land we may acquire may not have received planning approvals or entitlements necessary for planned or future development. Failure to obtain entitlements necessary for development on a timely basis or to the extent desired would adversely affect our proposed business.


Environmental and land use regulations and building moratoriums may subject us to delays or increased costs of construction or prohibit development of our properties

       We will be subject to a wide variety of Panamanian laws and regulations relating to land use and development and to environmental compliance and permitting obligations. Any failure to comply with these laws could result in capital or operating expenditures or the imposition of severe penalties or restrictions on operations that could adversely affect future operations.

       Panama also may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. Additionally, other development moratoriums may be imposed due to any number of reasons.
In some areas, Panama may enact growth control initiatives, which will restrict the number of building permits available in a given year. We may be subject to delays or may be precluded from developing any projects we undertake in the future because of such moratoriums or changes in land use regulations that could be imposed in the future.
If any of our future acquired properties is located in a region where the government has imposed a moratorium on the issuance of building permits and or has imposed restrictions on construction or imposed new land use regulations, we may incur significant expenses in connection with complying such regulatory requirements that we may not be able to pass on to buyers or we may not be able to develop such properties at all, either of which event would have a material adverse effect on our proposed business.


Increased insurance risk could negatively affect our business

       Insurance and surety companies may take actions that could negatively affect our proposed business, including increasing insurance premiums, requiring higher self-insured retentions and deductibles, requiring additional collateral or covenants on surety bonds, reducing limits, restricting coverages, imposing exclusions, and refusing to underwrite certain risks and classes of business. Any of these would adversely affect our ability to obtain appropriate insurance coverage at reasonable costs which would have a material adverse effect on our proposed business.


We may not be able to successfully execute our proposed acquisition or development strategies.

There is no assurance that we will be able to implement our strategy of purchasing and developing properties successfully. Additionally, even if we implement such strategy, no assurance can be given that we will be able to generate profits. In addition, investment in additional real estate assets is subject to a number of risks. As we expect to invest in markets other than the ones in which currently owned properties are located, we will be subject to risks associated with investment in new markets that may be relatively unfamiliar. Development activities are subject to the risks normally associated with these activities. These risks include those relating to the availability and timely receipt of zoning and other regulatory approvals, the cost and timely completion of construction (including risks from factors beyond our control, such as weather or labor conditions or material shortages), and the ability to obtain both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken or provide a tenant the opportunity to terminate a lease.


Need to have a certain key management personnel.

Our future success depends, to a significant degree, on our ability to hire and keep key management. No assurances can be given whether we will be able to employ and/or keep key management personnel to execute our business plan. Failure to hire and/or keep key management would adversely affect our proposed operations.


The vacation, lodging and hospitality industries are highly competitive.

       Assuming we are able to raise sufficient financing to acquire and/or develop properties, we believe we will be subjected to significant competition from other entities engaged in the business of resort development, sales and operation, including vacation interval ownership, condominiums, hotels and motels. Some of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell vacation intervals in resort properties. Major companies that now operate vacation ownership resort properties include Marriott International, Inc., The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts, Inc., and Westin. All of these companies and other entities possess significantly greater financial, marketing and other resources than we do. We believe that recent and potential future consolidation in the vacation interval industry will increase industry competition. In addition, as discussed elsewhere herein, we may compete against Mr.

DeLape and the control person of the Placement Agent as well as Landbridge, and we also may compete against local developers and other purchasers of property in Panama.


Risks related to doing business overseas.


Some of our Officers and Directors will be residents Outside of the U.S.; Potential Unenforceability of Civil Liabilities and Judgments

       We believe some of our officers and directors will be residents of countries other than the United States, and all of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or enforce in the United States against such persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal securities laws or state securities laws.


You may not be able to enforce your claims in the Cayman Islands or Panama.

       We are a Cayman Islands corporation and SDRI is a Panama corporation. We cannot assure you that a Cayman Islands or Panamanian court would deem the enforcement of foreign judgments requiring us to make payments outside of the Cayman Islands or Panama to be contrary to the Cayman Islands or Panama public policy and/or enforceable.


An investment in the Company is subject to dilution.

       Holders of SDRI shares to be exchanged for Ordinary Shares in the Exchange and existing holders of Ordinary Shares received their respective Ordinary Shares for no or minimal consideration. In addition, following the Offering, the Company may require substantial additional financing in order to achieve its business objectives. The Company may generate such financing through the sale of its securities that would dilute the ownership of its existing security holders. The offering price of the Units and the Series 1 Preference Shares sold in the Offering was arbitrarily established and may not be indicative of the value of the Company.


The Company has never declared or paid dividends on its Ordinary
Shares and the Company does not currently anticipate paying any cash dividends in the foreseeable future.

	The Company has never declared or paid dividends on its Ordinary Shares and the Company does not currently anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business. Except for the rights of holders of the Series 1 Preference Shares to receive dividends, any future determination to pay dividends on Ordinary Shares will be at the discretion of Six Diamond's board of directors and will be dependent upon the Company's financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as the Company's board of directors may deem relevant.

       THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INHERENT IN AN INVESTMENT IN THE COMPANY. INVESTORS SHOULD CAREFULLY AND FULLY READ AND UNDERSTAND ALL INFORMATION IN THIS CURRENT REPORT ON FORM 8-K AND THE EXHIBITS ATTACHED HERETO.


    Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of October 4, 2007 (the date immediately following the closing of the Offering and the Exchange) regarding the beneficial ownership of our ordinary shares by (i) each person who, to our knowledge, beneficially owns more than

5% of our ordinary shares; (ii) each of our directors and "named executive officers"; and (iii) all of our executive officers and directors as a group:

                                              Number of     Percent
Name and address of Beneficial Owner            Shares     of Class(1)
------------------------------------         -----------   -----------
Directors and Named Executive Officers (2):

Frank DeLape (3)                               3,312,135      25.8%
Blair Korndorffer                              1,500,000      11.7%
James William Bell (5)                           350,000       2.7%
Richard Kiibler (6)                              200,000       1.6%
Alberto Soccarez                                  50,000       0.4%
Robert F. Sagarino                                    --        --

Other 5% or Greater Beneficial Owners
Control Person of Placement Agent (4)          3,542,839      26.4%


(1) Beneficial ownership is calculated based on an aggregate of 12,856,645 shares, which includes 10,142,433 ordinary shares outstanding as of October 4, 2007 and 2,714,212 ordinary shares issuable upon conversion of Series 1 Preference Shares outstanding as of October 4, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes ordinary shares issuable upon conversion of securities and subject to options or warrants held by that person that are currently convertible or exercisable or convertible or exercisable within 60 days of the date of this Current Report on Form 8-K. The ordinary shares issuable pursuant to those convertible securities, options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

(2) The address for the directors and named executive officers is c/o Nautilus Global Partners 700 Gemini, Suite 100, Houston, TX 77027.

(3) Includes 312,135 Ordinary Shares owned by Nautilus Global Partners, LLC ("Nautilus") after the Exchange and the Offering. Mr. DeLape owns 40% of Nautilus. Excludes stock options to purchase 1,200,000 Ordinary Shares issuable to Mr. DeLape pursuant to the DeLape Agreement. See "Directors and Executive Officers".

(4) Includes 542,839 Ordinary Shares issuable upon exercise of the Agent Warrants. Such person is the control person of the Placement Agent. See "Risk Factors".

(5) Excludes stock options to purchase 360,000 Ordinary Shares pursuant to the Bell Agreement.

(6) Excludes stock options to purchase 100,000 Ordinary Shares at an exercise price of $2.00 per Ordinary Share, issuable upon the establishment by the Company of a stock option plan.

                 DIRECTORS AND EXECUTIVE OFFICERS

Prior to the completion of the Exchange, our board of directors consisted of Mr. Joseph Rozelle and Mr. David Richardson. In connection with the Exchange, Joseph Rozelle and David Richardson have agreed to resign as directors of the Company effective as of the tenth day following the mailing of to our stockholders of an Information Statement on Schedule 14f-1 (the "Effective Date") and Frank DeLape was appointed a new director and Executive Chairman of the Company and James Wm. Bell was appointed a new director and Chief Financial and Operations Officer of the Company effective immediately. In addition, Robert F. Sagarino was appointed as a new director of the Company effective as of the Effective Date.

Effective as of the closing of the Exchange, Mr. Rozelle and David Richardson each from all offices each held with us and the officers of SDRI in office immediately prior to the closing of the Exchange were appointed as officers of Six Diamond and will serve as the officers of Six Diamond until their successors are duly elected or appointed and qualified.

The names of our current officers and directors, as well as certain information about them are set forth below:

<CAPTON>
  Name                  Age    Position(s)
  ----                  ---    -----------
Frank DeLape            53     Executive Chairman, Co-Founder
Blair Korndorffer       50     Executive VP - Architecture and Planning
James Wm. Bell          50     Chief Financial Officer, Chief
                               Operations Officer and a Director
Richard Kiibler         35     Vice President - Operations
Alberto Soccaraz        30     Vice President - Sales & Realty
Robert F. Sagarino*     48     Director

       * Will be elected to the Company's board of directors effective as of the Effective Date.


Employees and Directors

Frank DeLape. Executive Chairman, co-founder since inception. - Frank
------------
DeLape is Chairman and CEO of Benchmark Equity Group, a company he founded in 1994. Prior to Benchmark, Mr. DeLape spent 11 years in executive management roles of managing turnarounds for various companies. He has worked on behalf of the Board of Directors or the sponsoring banks to recapitalize companies return them to profitability or maximize cash repayment through an orderly liquidation. Benchmark provides private equity and debt financings from various funds as well as a syndicate of investors. Mr. DeLape was a founder and financier of Think New Ideas, a NASDAQ NMS listed company, which later sold for over $300 million. At Benchmark, Mr. DeLape has formed and been instrumental in the growth of eighteen companies. Of these, several have become NASDAQ listed, one listed on the American Stock Exchange, and three were sold, creating in total over several billion dollars in market value. From August 2001 through October 2005, Mr. DeLape was Chairman of the Board of the biotechnology company Isolagen, Inc. Over his four years as Chairman and a major shareholder of Isolagen, Mr. DeLape oversaw the listing of Isolagen on the American Stock Exchange, and raising over $194 million in debt and equity financings for the company. Mr. DeLape is a Director of Polymedix, Inc. since November 2005 and President, CEO and a director of Influmedix, Inc. since April 2006. Mr. DeLape is also a director of Anchor Funding Services since January 2007 and Uni-Pixel, Inc. Both such corporations file reports under the Exchange Act. The trading symbol for Uni-Pixel, Inc. on the NASD Bulletin Board is "UNXL". Mr. DeLape is a member of the National Association of Corporate Directors.

Blair Korndorffer, RA. Executive Vice President - Architecture &
---------------------
Planning, co-founder since inception. Mr. Korndorffer is a founding principal of Hawthorne Architects, a Houston based consulting and design firm offering a broad range of design and architecture services, from master planning and landscape design to structural and interior design. Mr. Korndorffer received his Bachelor of Science in Architectural Engineering in 1980 and his Professional Degree in Architecture in 1981 from the University of Texas at Austin. As a registered architect and interior designer in Texas, he has developed a great working knowledge of architecture, architectural structure design and construction. He has been involved in the award winning design and construction of multiple high-rise structures, hospitals, hotels, condominiums and residential properties, representing over $2 billion in construction and millions of square feet. Mr. Korndorffer is also the co-developer of the StruchTech rapid construction system.

James Wm. Bell. Chief Financial Officer, Chief Operations Officer and
--------------
Director.   Mr. Bell is a seasoned national commercial and residential real estate development executive with more than 25 years of experience within corporations that include EXXON Corporation, The Trammell Crow Company, national real estate development companies and the CEO of his own land acquisition/development company, The Bell Development Group, LLC, of 8 years. Mr. Bell, on a national US and international basis, has managed the land acquisition, disposition, land development, marketing, financial and sales of more than 300 land development projects with an estimated cumulative budget exceeding $50 billion. He is a 1981 graduate of University of Rockville where he received his joint JD/MBA in 1981.

Richard Kiibler. Vice President - Operations.  Mr. Kiibler is a
---------------
seasoned manager and entrepreneur with over ten years of experience in operating businesses. He has been the owner since 2004, and Director of Operations since 1995 of the top rated tennis facility in the greater Houston area, where he has been in charge of all marketing and management aspects the Company. Prior thereto, Mr. Kiibler was the Director of Marketing and Operations for a sports related resort in New Braunfels, Texas and Mexico City, Mexico. Mr. Kiibler received his Bachelor's of Business Administration from Southwest Texas State University in 1995.

Alberto Soccaraz. Vice President - Sales & Realty.  Prior to joining
----------------
the Company, Mr. Soccaraz was most recently the Sales Manager for Beyond Bocas Realty in Bocas del Toro Panama. Mr. Soccaraz has established a worldwide networking and marketing program for the Company, while developing the important contacts necessary for success
in the Bocas del Toro region.    Mr. Soccaraz received his Bachelors
of Business Administration from the University of South Florida in 2000.

Robert F. Sagarino.  Proposed Director.  Mr. Sagarino will be elected
------------------
as a director following the completion of the Exchange. Mr. Sagarino is currently the President and Chief Executive Officer of Super-Trek, a start-up electronic computer distributor of which he is the majority shareholder. Prior to joining Super-Trek in 1992, Mr. Sagarino served as the Chief Financial Officer of Fosroc, Inc., an international construction materials manufacturer. Mr. Sagarino joined Fosroc in 1983 as its Controller and shortly thereafter was promoted to Chief Financial Officer. In 1987 he was promoted to Vice President of Operations and Chief Operations Officer of Fosroc's U.S. operations. Mr. Sagarino received a Bachelors of Science Degree in Business Accounting from San Jose State University in 1982. While attending San Jose State University, he held the position of Assistant Controller for AMCC, a semiconductor manufacturer located in San Diego/Cupertino, California.


Stock Option Plans

The Company has a stock option plan covering 4,000,000 Ordinary Shares.

                       EXECUTIVE COMPENSATION

Compensation discussion and analysis

We have not paid salaries to our former executive officers. Following the Exchange, we intend to provide compensation to our executive officers. Our Board of Directors will determine the compensation
given to our executive officers.   We do not have a compensation
committee nor do we have any executive compensation program in place. In addition to base compensation levels, our Board of Directors will also determine whether to issue executive officers equity incentives in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer's performance. Such awards may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company's best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company's long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors.

Criteria for Compensation Levels

We seek to attract and retain qualified executives and employees able to positively contribute to our success. Our Board of Directors, in establishing compensation levels for our executive officers, may consider many factors, including, but not limited to, the individual's abilities and performance that results in: the advancement of corporate goals of the Company, execution of our business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, our Board of Directors may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in our industry.


                SUMMARY COMPENSATION TABLE

We have not paid salaries to our former officers. Effective as of the Closing of the Offering and the Exchange, the executive officers of SDRI were appointed as our executive officers. The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid by SDRI to its Chief Executive Officer each of SDRI's two most highly compensated executive officers (each a "Named Executive Officer") from inception to the date
                  -----------------------
hereof, which is less than a fiscal year.

--------------------------------------------------------------------------------------
                                                 Nonqualified
                                                   Deferred      All Other
Name and Principal            Salary    Bonus    Compensation   Compensation   Total
     Position          Year    ($)       ($)         ($)            ($)         ($)
--------------------------------------------------------------------------------------

Frank DeLape,
  Executive Chairman   2007*    --        --        87,500          --          87,500

James W. Bell, Chief
  Operating Officer    2007*  105,128     --          --            --         105,128

* Represents amounts paid by SDRI for the period from March 2007
(inception) through October 2007.

Employment Agreements

DeLape Employment Agreement. Effective as of July 1, 2007, the Company entered into a three (3) year (the "Term") employment
                                            ----
agreement (the "DeLape Agreement") with Frank DeLape, pursuant to
                ----------------
which Mr. DeLape shall serve as Executive Chairman of the Company and Chairman of the Board of Directors. Mr. DeLape's annual base salary (the "Base Salary") will be $350,000. Increases to the Base Salary
      -----------
are at the discretion of the Board of Directors. Mr. DeLape will be entitled to an annual bonus ("Annual Bonus") at the discretion of the
                              ------------
Board of Directors. Pursuant to the DeLape Agreement, Mr. DeLape was granted an option (the "Stock Option") to purchase 1,200,000 Ordinary
                        ------------
Shares (the "Option Shares") at an exercise price of $2.00 per share.
             -------------
Subject to acceleration on certain terminations of employment and change in control transactions, the Option Shares shall vest as follows: (i) 400,000 on July 1, 2008, (ii) 400,000 on July 1, 2009
and (iii) 400,000 on July 1, 2010. The Option Shares will have certain registration and other rights. The DeLape Agreement also provides
Mr. DeLape with certain benefits, including an automobile allowance, a life insurance policy, disability income insurance, medical insurance, reimbursement for business expenses, as well a housing allowance in Panama. In addition, the DeLape Agreement contains confidentiality and non-compete covenants from Mr. DeLape. The DeLape Agreement also contains certain severance payments and payments upon a Change of Control (as such term is defined in the DeLape Agreement).

Bell Employment Agreement.   Effective as of July 26th, 2007, SDRI
entered into a three (3) year (the "Term") employment agreement (the
                                    ----
"Bell Agreement") with James Bell, pursuant to which Mr. Bell shall
 --------------
serve as the Chief Operating Officer and Chief Financial Officer of SDRI. Mr. Bell's annual base salary (the "Base Salary") will be
                                           -----------
$250,000. Mr. Bell will be entitled to a guaranteed bonus of (i) Sixty Eight Thousand Dollars ($68,000) payable on December 31, 2007 and (ii) Sixty Eight Thousand Dollars ($68,000) payable on May 1,
2008.   Thereafter, Mr. Bell will receive additional bonuses as
determined by the Company's Board of Directors or the Compensation Committee of the Board of Directors. Pursuant to the Bell Agreement, upon the adoption by the Company of a stock option plan (the "Plan"),
                                                              ----
Mr. Bell will be granted an option (the "Stock Option") to purchase
                                         ------------
360,000 Ordinary Shares (the "Option Shares") at an exercise price of
                              -------------
$1.75 per share. Subject to acceleration on certain terminations of employment and change in control transactions, the Option Shares shall vest as follows: (i) 120,000 on the first anniversary of the issuance of the Stock Options, (ii) 120,000 on the second anniversary of issuance of the Stock Options and (iii) 120,000 on the third anniversary of issuance of the Stock Options. The Option Shares will have certain demand and piggy-back registration rights, anti-dilution, tagalong and other rights and privileges. The Bell Agreement also provides Mr. Bell with certain benefits, including disability income insurance, medical insurance, as well as reimbursement for all necessary out of pocket expenses incurred by Mr. Bell in performance of his services including, travel entertainment and lodging expenses. In addition, the Bell Agreement contains confidentiality and non-compete covenants from Mr. Bell. The Bell Agreement also specifies that, in the event of any termination as a result of a breach by the Company and/or change of control (as such term is defined in the Bell Agreement), Mr. Bell shall receive a lump sum severance compensation equal to six (6) months of Mr. Bell's then Base Salary.

Other than the DeLape Agreement and the Bell Agreement, we have not entered into employment agreements with any of our other executive officers and/or directors as of the date of this Current Report on Form 8-K.

In addition to the DeLape Agreement and the Bell Agreement, on October 3, 2007 we issued stock options to purchase 100,000 Six Diamond Ordinary Shares to Richard Kiibler; stock options to purchase 75,000 Six Diamond Ordinary Shares to Donna Lanier; stock options to purchase 75,000 Six Diamond Ordinary Shares to Jeffrey W. Tomz; and stock options to purchase 24,000 Six Diamond Ordinary Shares to Belinda Long.

We may also issue to our officers and directors stock options on terms and conditions to be determined by our board of directors or designated committee.


Compensation of Directors

We have not paid our directors compensation for serving as one of our directors. Our Board of Directors may in the future decide to award the members of the Board of Directors cash or stock based consideration for their services to us, which awards, if granted shall be in the sole determination of the Board of Directors.


Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information about securities authorized for issuance under our equity compensation plans as of October 3, 2007:

                                  Number of                               Number of Securities
                                  Securities to         Weighted          remaining for future issuance
                                  be issued upon        average exercise  under equity compensation
                                  exercise of           price of          plans (excluding securities)
                                  outstanding options   outstanding       reflected in column (a))
                                         (a)                 (b)                    (c)

Equity compensation plans
approved by security holders          1,834,000             $1.94                2,166,000

Equity compensation plans not
approved by security holders              na                  na                    na

                                      ---------             -----                ---------
Total                                 1,834,000             $1.94                2,166,000
                                      =========             =====                =========

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. DeLape

Following the Offering and the Exchange, Mr. DeLape is a control person of Six Diamond, SDRI, Landbridge and the Company. After the Offering and the Exchange, Mr. DeLape currently is the beneficial owner of approximately 3,312,135 Ordinary Shares, which equals 25.8% of the issued and outstanding Ordinary Shares, and will be the Chairman of the Company and SDRI. Mr. DeLape also has entered into an employment agreement with the Company pursuant to which he will be the Company's Chairman and receive, among other items, cash and stock options. See "Directors and Executive Officers". To date, Mr. DeLape and entities affiliated with Mr. DeLape have loaned SDRI $440,000 and $275,000, respectively, including $131,000 of which was used by SDRI as a non-refundable down payment on the Brenon Property which SDRI intends to acquire pursuant to the Brenon Agreement.

Other Person

The control person of the Placement Agent is also a control person of Landbridge. Following the Offering and the Exchange, such person is the control person of the Placement Agent, Landbridge SDRI, and the Company. Pursuant to the terms of the Exchange Agreement, such person in his capacity as control person of the Placement Agent received approximately 3,000,000 Ordinary Shares of Six Diamond in exchange for his SDRI shares. The Placement Agent also will receive compensation from the sale of the securities offered hereby as described elsewhere herein. Following the Offering such person beneficially owned 23.3% of Six Diamond. The Placement Agent also will receive Agent Warrants to purchase 542,839 Ordinary Shares, at an exercise price of $1.75 per share. To date, such person has loaned SDRI $590,000, including $131,000 of which was used by SDRI as a non-refundable down payment on the Brenon Property which SDRI intends to acquire pursuant to the Brenon Agreement.

Landbridge

Mr. DeLape and the control person of the Placement Agent each beneficially own fifty (50%) percent of Landbridge. Landbridge has purchased and owns various properties in Panama including but not limited to, Phase I and Phase II of Palacio del Mar and Playa.
Pursuant to the JV Agreement, Landbridge will contribute certain properties to the Joint Venture and SDRI shall raise the required development financing and develop such properties. In exchange for contributing the properties, Landbridge will receive payments from the Joint Venture equal to the FMV of each property contributed from the sale of each condominium unit, land lot, villa, and/or house sold on property contributed to the Joint Venture by Landbridge, or in certain circumstances, from project financing obtained for a Project until it receives such FMV for such property so contributed. Such payments will, in all likelihood, be substantially in excess of the price paid for such property by Landbridge. In addition, after Landbridge receives the FMV of property it contributes to the Joint Venture and SDRI receives repayment of its contributions to the Joint Venture, Landbridge will receive fifty (50%) percent of all funds distributed by the Joint Venture. The land on which Phase I of Palacio del Mar is currently contemplated to be built upon was purchased in January 2007 for $700,000. The land, however, which Phase II of Palacio del Mar is currently contemplated to be built upon was purchased in August 2007 by Landbridge for a purchase price of $1,200,000, of which $650,000 was paid in August 2007 and the remaining $550,000 is payable six (6) months from the August 2007 purchase date. Landbridge purchased the property for Phase I and Phase II of Playa for approximately
$4,000,000 in the aggregate.

In addition to the other conflicts set forth herein, Landbridge and/or Mr. DeLape and the control person of the placement agent may compete directly with the Company by, among other items, purchasing and/or selling land for their own benefit, rather than giving the Company the opportunity to purchase and/or bid on the land and/or purchasing land and developing the land either themselves or through a third party developer without giving the Company the right to develop the property pursuant to the JV Agreement. Landbridge currently owns certain properties in Panama which it does not currently intend to contribute to the Joint Venture. In the event the Company is unable to obtain the required financing to pay the remaining purchase price for the Brenon Property, Messrs. DeLape and Baquet and/or Landbridge have the right to purchase such property and contribute it to the Joint Venture, or develop such property with or sell such property to a third party. SDRI has paid certain legal fees and related costs and expenses relating to litigation regarding the property that Playa is currently contemplated to be developed on, from the proceeds of the Bridge Offering and may use certain of the net proceeds from the Offering in connection with such litigation.

                      DESCRIPTION OF SECURITIES

Overview

We have authorized 100 million Ordinary Shares, $.00320375 par value and 25 million "blank check" Preference Shares (carve out for series
1), $.00320375 par value as of the date of this Current Report on Form 8-K. Following the Exchange and the Offering (and assuming the conversion of the Series 1 Preference Shares into Conversion Shares), we have 12,856,645 Ordinary Shares issued and outstanding. The foregoing does not include Ordinary Shares issuable upon exercise of the Agent Warrants, and stock options to purchase 1,834,000 Ordinary Shares, including, the 1,200,000, 360,000, and 100,000 Ordinary Shares issuable to Messrs DeLape, Bell, and Kiibler, respectively, upon execution of stock option agreement to them pursuant to their employment agreements. See "Directors and Executive Officers". In addition to the foregoing, we intend to establish one or more stock option plans covering an aggregate of 4,000,000 Ordinary Shares.

Ordinary Shares

Holders of our Ordinary Shares are entitled to one (1) vote for each Ordinary Share held at all meetings of stockholders (and written actions in lieu of meetings). Dividends may be declared and paid on our Ordinary Shares from funds lawfully available therefore as, if and when determined by our Board and subject to any preferential rights of any then outstanding Preference Shares. We do not intend to pay cash dividends on our Ordinary Shares. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Company, holders of Ordinary Shares will be entitled to receive all of our assets available for distribution to stockholders, subject to any preferential rights of any then outstanding Preference shares. Our Ordinary Shares are not redeemable.

Preference Shares

Our Board is authorized to issue from time to time, subject to any limitation prescribed by law, without further stockholder approval, up to 25 million blank check Preference shares, $.00320375 par value, in one or more series. Preference Shares will have such designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

We have designated 25,000,000 shares of our Preference Shares as Series 1 Preference Shares. The Series 1 Preference Shares shall rank senior as to the payment of dividends and in liquidation as to the Ordinary Shares. The designation, preferences and rights of the Series 1 Preference Shares are available upon request.

Each Series 1 Preference Share will be convertible into one (1) Ordinary Share (the "Conversion Ratios," with each date of conversion being referred to as the "Conversion Date"). Upon conversion, all accrued and unpaid (undeclared) dividends on the Series 1 Preference Shares through the Conversion Date shall be paid in additional
Ordinary Shares as if such dividends had been paid in additional shares of Series 1 Preference Shares rounded up to the nearest whole number, and then automatically converted into additional Ordinary Shares at the then applicable Conversion Ratio. The Conversion Ratio is subject to adjustment in the event of stock splits, stock dividends, combinations, reclassifications and the like and to weighted average anti-dilution protection for sales of Ordinary Shares at a purchase price below $1.75 per share.

The Series 1 Preference Shares shall automatically convert into
Ordinary Shares at the then applicable Conversion Ratio (the
"Conversion Shares") on December 31, 2010.

Cumulative annual dividends, payable in Series 1 Preference Shares or cash, at the option of the Board, at an annual rate of 8% ($0.14 per share), payable on December 31 of each year commencing December 31, 2007. Dividends shall begin to accrue on the date of issuance of the Series 1 Preference Shares. The dividends payable on December 31, 2007 will be prorated from the date of issuance. Unpaid dividends will accumulate and be payable prior to the payment of any dividends on Ordinary Shares. Cash dividends will only be payable from funds legally available therefor, when and as declared by the Board, and unpaid dividends will accumulate until Six Diamond has sufficient capital to legally pay the dividends. The Board may, at its option, declare dividends in Series 1 Preference Shares. Nevertheless, it is Six Diamond's intention to declare and pay a stock dividend on each dividend declaration payment date and upon conversion of the Series 1 Preference Shares into Conversion Shares, except where it is the Board's determination that Six Diamond's Ordinary Shares are trading consistently at a market price below $1.75 per Ordinary Share on the dividend declaration date. In the event dividends are paid in Series 1 Preferred Shares, each Series 1 Preference Share shall be valued based on the then stated value of each Series 1 Preference Share. Notwithstanding anything contained herein to the contrary, the Board shall timely declare dividends on its Series 1 Preference Shares each year unless the payment of such dividends in stock and/or cash would be in violation of law. The Company also reserves the right to declare and pay other dividends on the Series 1 Preference Shares in such amounts, in such form and at such times as it so determines in its sole discretion. Holders of Series 1 Preference Shares are entitled to a dividend preference over holders of Ordinary Shares as outlined above and then to participate in any additional cash and/or cash equivalent dividends paid to holders of Ordinary Shares on a pari passu basis.

Holders of Series 1 Preference Shares will have piggy-back registration rights, with respect to the resale of the Conversion Shares, commencing one (1) year from the closing date of the Offering until the earlier to occur of when (i) the Ordinary Shares can be sold pursuant to Rule 144(k); and (ii) when all Ordinary Shares have been sold. The piggy-back registration rights are not applicable to a registration statement filed by Six Diamond on Form S-4, Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.

Except as otherwise required by law, the Series 1 Preference Shares shall vote together as a class with the Ordinary Shares upon all such matters as the Ordinary Shares are entitled to vote under applicable law. Each Series 1 Preference Share will be entitled to that number of votes equal to the number of Ordinary Shares into which such shares are convertible at the Conversion Ratio then in effect.

The Series 1 Preference Shares will have a liquidation preference over the Ordinary Shares equal to the then Stated Value, plus all accrued but unpaid dividends.

The Board of Directors resolution establishing and approving the designation, preferences and rights of Series 1 Preference shares is attached as an exhibit to this Current Report on form 8-K.

SDRI Bridge Financing

Pursuant to subscription agreements (the "Bridge Subscription Agreements"), dated April 10, 2007, from approximately April 10, 2007 through May 25, 2007, SDRI sold (the "Bridge Financing") to accredited investors an aggregate of thirty-nine (39) units (the "Bridge Units") for an aggregate purchase price of $1,950,975. Each Bridge Unit was sold at a purchase price of $50,025 and consisted of (i) a 10% $50,000 aggregate principal amount promissory note (the "Bridge Notes"), which was repaid from the net proceeds of the Offering, and (ii) 25,000 shares of common stock of SDRI (the "Bridge Shares"), resulting in the sale by SDRI of in the aggregate (i) $1,950,000 aggregate principal amount of Bridge Notes, and (ii) 975,000 Bridge Shares. The Placement Agent of the Offering acted as the Placement Agent of the Bridge Financing and received aggregate commissions and other payments of $195,097. All of the principal and accrued interest was paid at the Initial Closing.

Warrants

In connection with the Initial Closing, the Placement Agent was issued 542,839 warrants to purchase Ordinary Shares at $1.75 per share exercisable over five years from the date of the initial close.

Options

Pursuant to the DeLape Agreement and the Bell Agreement, we issued stock options to purchase up to 1,200,000 Ordinary Shares (the "Option
                                                                ------
Shares") at an exercise price of $2.00 per share to Mr. DeLape and
------

360,000 Ordinary Shares (the "Option Shares") at an exercise price of
                              -------------
$1.75 per share to Mr. Bell. On October 3, 2007 we issued stock options to purchase 100,000 Six Diamond Ordinary Shares to Richard Kiibler at an exercise price of $2.00 per share; stock options to purchase 75,000 Six Diamond Ordinary Shares to Donna Lanier at an exercise price of $1.75 per share; stock options to purchase 75,000 Six Diamond Ordinary Shares to Jeffrey W. Tomz at an exercise price of $2.00 per share; and stock options to purchase 24,000 Six Diamond Ordinary Shares to Belinda Long at an exercise price of $2.00 per share.

          Market Price of and Dividends on Common Equity and
                   Related Stockholder Matters

Market Information

Currently, there is no public market for our Ordinary Shares or Preference Shares and neither our Ordinary Shares or Preference Shares are listed for trading on any exchange or quotation service.

Holders of Ordinary Shares

As of October 3, after the closing of the Exchange and the Initial Closing of the Offering, there were approximately 500 holders of record of our Ordinary Shares.

Holders of Preference Shares

As of October 3, after the closing of the Exchange and the Initial Closing of the Offering, there were approximately 61 holders of record of our Series 1 Preference Shares.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We have had no revenue or earnings. Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Indemnification of Directors and Officers.

The Cayman Islands Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws provide that we shall indemnify our (i) present or former directors, advisory directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and
(c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, the Cayman Islands Revised Statutes, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Lock-Up Agreement

All shareholders of SDRI who own 10,000 or more of the Ordinary Shares after the consummation of the Exchange and the Offering (other than Bridge Shareholders) have agreed or been requested to enter into lock-up agreements, providing that such persons will not for a period of eighteen (18) months from August 2007, sell, offer to sell, contract to sell, sell any option or contract for the sale or purchase of, lend, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, or otherwise dispose of any Ordinary Shares of the Company without the prior written approval of the Placement Agent. The Placement Agent may release some or all of these shares early at its discretion.


Item 3.02   Unregistered Sale of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.


Item 5.01   Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Exchange, effective upon the completion of the Exchange, Mr. Joseph Rozelle and Mr. David Richardson resigned as our directors and from all offices they held with us. In addition, effective immediately upon the closing of the Exchange, Mr. Frank DeLape was appointed chairman of the board of directors, president and chief executive officer; James William Bell was appointed our chief financial officer, chief operations officer and a director; and Robert Sagarino was appointed a director.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading "Directors and Executive Officers" under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The foregoing descriptions of the Exchange Agreement and the other agreements relating to the Exchange and the Offering (the "Transaction Documents") in this Current Report on Form 8-K are qualified in their entirety by the full text of such agreements which are attached as exhibits to this Current Report and are incorporated herein by reference. The Transaction Documents attached hereto to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such agreements. The Transaction Documents each contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Transaction Documents. In addition, the Transaction Documents are modified by any applicable underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, which subsequent information may or may not be fully reflected in our public disclosures.

 Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

	SDRI's audited financial statements as of June 30, 2007 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Pro-Forma Financial Information.

	Pro forma information for Six Diamond reflecting the Exchange has not been provided because historically, Six Diamond has had no operations and, therefore, a pro forma presentation of Six Diamond's financial information would for the most part be a presentation of SDRI's historical financial statements. The business of Six Diamond going forward will be the business of SDRI and, accordingly, a more accurate representation of the effect of the Exchange on a pro forma basis is provided by a review of SDRI's financial statements provided pursuant to Item 9.01(a) above.

(d)  Exhibits.


Exhibit
Number    Exhibit Description
-------   -------------------

  3.1     Memorandum and Articles of Association of Six Diamond
          Resorts International (1)

 10.1 Share Exchange Agreement dated as of August 15, 2007, by and among Six Diamond, SDRI and each of the holders of the outstanding securities of SDRI (Nonmaterial schedules and exhibits identified in the Exchange Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. Six
          Diamond agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

 10.2 Joint Venture Agreement dated as of April 1, 2007, by and between Landbridge Holdings International, S.A. and SDRI

 10.3     Employment Agreement by and between Six Diamond and Frank
          DeLape

 10.4     Employment Agreement by and between Six Diamond and James
          Bell

 10.5 Board Resolutions establishing and approving the designation, preferences and rights of Series 1 Convertible Preference Shares of Six Diamond.

 10.6     2007 Stock Option Plan

 99.1     SDRI's audited financial statements as of June 30, 2007


----------------

(1) Incorporated by reference to the Company's Form 10-Q for the period ended June 30, 2007 filed with the U.S. Securities & Exchange
    Commission on August 20, 2007

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SIX DIAMOND RESORTS INTERNATIONAL




Date:  October  10, 2007      By: /s/James W. Bell
                                 ------------------------------------
                                 Name:James W. Bell
                                 Title:Chief Financial Officer